Exhibit 10.2

Execution Version

SUCCESSOR AGENCY AGREEMENT

This SUCCESSOR AGENCY AGREEMENT is dated as of February 14, 2023 (this “Agreement”) by and among WELLS FARGO BANK, NATIONAL ASSOCIATION (“WFB” or, in its capacity as successor Administrative Agent (as defined in the Credit Agreement described below), the “Successor Agent”), DEUTSCHE BANK AG NEW YORK BRANCH (“DBNY” or, in its capacity as resigning Administrative Agent, the “Resigning Agent”) and CHOICE HOTELS INTERNATIONAL, INC., a Delaware corporation (the “Borrower”).

Reference is made to that certain Amended and Restated Senior Unsecured Credit Agreement dated as of August 20, 2018 (as amended by that certain First Amendment to the Amended and Restated Senior Unsecured Credit Agreement dated as of February 18, 2020 and as further amended by that certain Second Amendment to the Amended and Restated Senior Unsecured Credit Agreement dated as of August 11, 2021, the “Credit Agreement”) by and among Borrower, the Lenders (as defined in the Credit Agreement), DBNY as Administrative Agent, Deutsche Bank Securities Inc., JPMorgan Chase Bank, N.A. and Wells Fargo Securities, LLC (“Wells Fargo Securities”), as Joint Lead Arrangers and Joint Book-Running Managers, JPMorgan Chase Bank N.A. and Wells Fargo Securities, as Co-Syndication Agents, and WFB, as Swingline Lender. Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.

RECITALS

WHEREAS, DBNY has agreed to resign as Administrative Agent under the Credit Agreement and the other Loan Documents;

WHEREAS, the Required Lenders desire to appoint WFB to act as the successor Administrative Agent under the Credit Agreement and the other Loan Documents;

WHEREAS, WFB has agreed to accept the appointment as successor Administrative Agent and assume all of DBNY’s rights, powers, trusts, discretion, privileges, duties and obligations as Administrative Agent;

WHEREAS, in connection with the replacement of DBNY as Administrative Agent under the Credit Agreement and the other Loan Documents, DBNY, WFB, the Borrower and certain other parties intend to enter into certain other amendments and/or supplements to the other Loan Documents (collectively, the “Other Amendment Documents”; and together with this Agreement, the “Agency Assignment Documents”);

WHEREAS, the Borrower approves the Required Lenders’ appointment of WFB as the successor Administrative Agent under the Credit Agreement and the other Loan Documents; and

WHEREAS, the Borrower, the Lenders and the Successor Agent intend to enter into a Third Amendment to Credit Agreement (the “Third Amendment”) to be effective immediately following the effectiveness of this Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties hereto, intending to be legally bound, hereby agree and consent as follows.

1. Resignation and Appointment; Release of Resigning Agent. Pursuant to Section 8.09 (Resignation of the Administrative Agent; Successor Administrative Agent) of the Credit Agreement, effective upon the effectiveness of this Agreement pursuant to Section 13 below (and immediately prior to the effectiveness of the Third Amendment), DBNY hereby resigns as Administrative Agent under the Credit Agreement and the other Loan Documents and the Lenders, by their execution of the Third Amendment, are deemed to have (a) accepted the resignation of DBNY as Administrative Agent under the Credit Agreement and the other Loan Documents and (b) appointed WFB to act as the successor Administrative Agent under the Credit Agreement and the other Loan Documents. The Borrower hereby approves the foregoing resignation and appointment. The Successor Agent, the Lenders (by their execution of the Third Amendment) and the Borrower acknowledge and confirm that DBNY shall be irrevocably and permanently released and discharged from and have no further duties or obligations under the Credit Agreement and the other Loan Documents in such capacity other than any obligations of DBNY under this Agreement and any obligations of DBNY under the Credit Agreement and the other Loan Documents that are expressly stated to survive DBNY’s resignation as Administrative Agent in accordance with the terms thereof as in effect on the date hereof.

2. Assumption by Successor Agent from Resigning Agent. The Successor Agent, effective upon the effectiveness of this Agreement pursuant to Section 13 below (and immediately prior to the effectiveness of the Third Amendment), (a) accepts (i) the appointment to act as Administrative Agent under the Credit Agreement and the other Loan Documents and (ii) the assignments effectuated in Section 3 of this Agreement, and (b) assumes all of Resigning Agent’s rights, powers, trusts, discretions, privileges, duties and obligations as “Administrative Agent” pursuant to the Credit Agreement and the other Loan Documents, and any other agreements relating to the Credit Agreement to which Resigning Agent is a party immediately prior to the effectiveness of this Agreement in its capacity as “Administrative Agent”.

3. Assignment of Rights, Duties and Obligations. The Resigning Agent, effective upon the effectiveness of this Agreement pursuant to Section 13 below (and immediately prior to the effectiveness of the Third Amendment), assigns, delegates, transfers, sets over, delivers and confirms to Successor Agent, without representation, warranty or recourse of any kind, except for the representations and warranties set forth in Section 4 of this Agreement, and the Successor Agent is hereby vested with all the rights, powers, trusts, discretion, privileges, duties and obligations of the Resigning Agent, as described in the Credit Agreement and the other Loan Documents, and the Successor Agent assumes the rights, powers, trusts, discretion, privileges, duties and obligations of the Resigning Agent, in accordance with the terms of the Credit Agreement and the other Loan Documents, in each case, including without limitation, in the Resigning Agent’s capacity as Administrative Agent; provided, however, that the Resigning Agent agrees to reasonably cooperate with the Successor Agent in the transition of its duties and obligations. Neither this Agreement nor the transactions effectuated hereby or by the Other Amendment Documents shall be deemed to constitute a waiver, amendment, modification or compromise of Resigning Agent’s rights pursuant to the Credit Agreement or any Loan Document as in effect on the date hereof (including, without limitation, Section 9.05 (Expenses; Indemnity), Section 8.04 (Reliance by the Administrative Agent), Section 8.09 (Resignation of the Administrative Agent; Successor Administrative Agent) and Section 9.18 (No Fiduciary Duties) of the Credit Agreement) or any other provisions of the Credit Agreement which survive Resigning Agent’s resignation for Resigning Agent’s benefit, which rights survive the transactions effectuated by this Agreement and the Agency Assignment Documents, and which rights are hereby expressly reaffirmed and reserved. The parties hereby agree that the provisions of Section 9.05 (Expenses; Indemnity) of the Credit Agreement as in effect on the date hereof shall apply to all actions taken by DBNY under or in connection with this Agreement, the Credit Agreement or the other Loan Documents, whether taken on, before or after the date of this Agreement. Further, the Borrower confirms that the provisions of Section 9.05 (Expenses; Indemnity) of the Credit Agreement as in effect on the date hereof shall apply to all actions taken by WFB under or in connection with this Agreement, the Credit Agreement or the other Loan Documents, whether taken on, before or after the date of this Agreement.

4. Delineation of Responsibilities. The parties hereto agree that neither DBNY, in its individual capacity and in its capacity as the Resigning Agent, nor any of its Affiliates, shall bear any responsibility or liability for any actions taken or omitted to be taken by WFB in its capacity as the Successor Agent or otherwise under this Agreement, the Credit Agreement, the other Loan Documents or the transactions contemplated thereby. The parties hereto agree neither WFB, in its individual capacity and in its capacity as the Successor Agent, nor any of its Affiliates, shall bear any responsibility or liability for any actions taken or omitted to be taken by DBNY in its capacity as the Resigning Agent or otherwise under this Agreement, the Credit Agreement, the other Loan Documents or the transactions contemplated thereby.

5. Information Regarding Status of the Facilities. Schedule I sets out, on a facility-by-facility and Lender-by-Lender basis, the outstanding principal amount of, and accrued interest payable on, each of the Revolving Loan, the Swingline Loan and any Incremental Term Loan Facility as of February 14, 2023. Other than as expressly set forth herein, this Agreement is made without representation or warranty of any kind, nature or description on the part of any party hereto; provided that the foregoing shall not affect any of the covenants or agreements contained in the other paragraphs hereof. Without limiting the generality of the foregoing, the Successor Agent acknowledges that the Resigning Agent has not made any representation or warranty to the Successor Agent as to the financial condition of the Borrower or the value, collectability or realization of any Obligations or as to the legality, validity, enforceability, perfection or priority of any Obligations. The Successor Agent acknowledges that it has made, to the extent determined by it to be necessary or prudent, its own independent investigation and determination of the foregoing matters and all other matters pertaining to its appointment as Administrative Agent under the Loan Documents.

6. Covenants of Resigning Agent. The Resigning Agent covenants and agrees that it will, in each case at the Borrower’s sole expense (in accordance with and pursuant to Section 9.05 (Expenses; Indemnity) of the Credit Agreement): (a) deliver, or cause to be delivered, promptly to the Successor Agent, copies of any written notices, financial statements and other written requests delivered by the Borrower, in accordance with the notice provisions in Section 9.01 (Notices) of the Credit Agreement, to the Resigning Agent under Section 5.04 (Financial Statements, Reports, Etc.) of the Credit Agreement received by the Resigning Agent after February 14, 2023, (b) execute all documents as may be reasonably requested by the Successor Agent to transfer the rights and privileges of the Resigning Agent under the Loan Documents to the Successor Agent and (c) take all actions reasonably requested by the Successor Agent or its representatives to facilitate the transfer of information to the Successor Agent in connection with the Loan Documents. The Borrower hereby consents to all actions taken by the Resigning Agent and the Successor Agent pursuant to the immediately preceding sentence. In furtherance of the foregoing, it is understood and agreed that the Resigning Agent shall not be required to take any action (except as specified in the first sentence of this Section 6 and in Section 3) or exercise any right, power or privilege (including, without limitation, the exercise of any rights or remedies) under the Loan Documents unless expressly requested in writing by the Successor Agent and permitted to be taken under the Credit Agreement. The Resigning Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing reasonably believed by it to be genuine and to have been signed or sent by the proper person on behalf of the Borrower. The Resigning Agent may also rely upon any statement made to it orally or by telephone and reasonably believed by it to have been made by the proper person on behalf of the Borrower and shall not incur any liability for relying thereon. The Resigning Agent may consult with legal counsel, independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. It is the intention and understanding of the Resigning Agent and the Successor Agent that any exchange of information under this Section 6 that is otherwise protected against disclosure by privilege, doctrine or rule of confidentiality (such information, “Privileged Information”) (i) will not waive any applicable privilege, doctrine or rule of protection from disclosure, (ii) will not diminish the confidentiality of the Privileged Information and (iii) will not be asserted as a waiver of any such privilege, doctrine or rule by the Resigning Agent or the Successor Agent. The Resigning Agent and the Successor Agent will, before exchanging any Privileged Information, enter into any mutually acceptable agreement or agreements as the Resigning Agent and/or the Successor Agent may deem necessary to effectuate the intentions set forth in the foregoing sentence.

7. Resigning Agent’s Fees and Expenses. Upon the execution and effectiveness of both the Third Amendment and this Agreement, the Resigning Agent shall cease to be entitled to receive the administrative agent fees provided by the Credit Agreement (as modified by the Third Amendment); provided, however, that the Resigning Agent shall remain entitled to receive any unpaid administrative agent fees and expenses owed to it pursuant to the Credit Agreement and the Loan Documents. All other provisions of the Credit Agreement providing for the payment of fees and expenses of, and providing indemnities for the benefit of, the Resigning Agent shall remain in full force and effect for the benefit of the Resigning Agent. Subject to the immediately following sentence, the Borrower agrees to reimburse the Resigning Agent for any and all reasonable and documented out-of-pocket costs and expenses (including the reasonable and documented out-of-pocket fees, expenses and disbursements of counsel to the Resigning Agent) incurred by the Resigning Agent in connection with: (i) the consummation of the transactions contemplated by this Agreement (including, without limitation, any required filing of record of any instrument effecting or giving notice of the assignment evidenced hereby), and (ii) the negotiation and preparation of this Agreement and all other documents, instruments and certificates executed in connection therewith, in each case within ten (10) Business Days of receipt of a reasonably detailed invoice for the same from the Resigning Agent. Notwithstanding the immediately foregoing sentence, payment by the Borrower of any and all invoices provided by the Resigning Agent (including any reasonable and documented out-of-pocket fees, expenses and disbursements of counsel to the Resigning Agent) prior to the date hereof shall be a condition to the effectiveness of this Agreement.

8. Amendments to Loan Documents.

(a) The parties hereby agree and acknowledge that, from and after the effectiveness of this Agreement, WFB shall be, and shall be deemed to be, the Administrative Agent under the Credit Agreement and the other Loan Documents. In furtherance of the foregoing, all defined terms referencing DBNY as Administrative Agent in the Credit Agreement and the other Loan Documents are hereby amended to reference WFB as Administrative Agent.

(b) In the event that on or after the date hereof, DBNY receives any funds in respect of any Advances, which are delivered to it solely in its capacity as predecessor Administrative Agent under the Credit Agreement, the Borrower, the Successor Agent and the Lenders (by their execution of the Third Amendment) hereby agree that the only obligation of DBNY is to forward promptly, at the sole expense of Borrower (and subject to the indemnification provisions set forth in Section 9.05 (Expenses; Indemnity) of the Credit Agreement), such proceeds or funds to the Successor Agent by wire transfer of immediately available funds to WFB to an account indicated by WFB for the benefit of the Lenders.

9. Entire Agreement. This Agreement states the entire agreement and supersedes all prior agreements, written or verbal, between the parties hereto with respect to the subject matter hereof and may not be amended except in writing signed by a duly authorized representative of each of the respective parties hereto.

10. Certain Credit Agreement Provisions. Sections 9.01 (Notices), 9.07 (Applicable Law), 9.10 (Waiver of Jury Trial; Consequential and Punitive Damages) and 9.14 (Jurisdiction, Etc.; Consent to Service of Process; Judgment Currency) of the Credit Agreement are each incorporated herein mutatis mutandis to the same extent as if fully set forth herein.

11. Consents.

(a) Each of the Resigning Agent and the Successor Agent hereby represents and warrants that it is duly authorized to execute and perform its obligations under this Agreement and that such execution is not prohibited by law;

(b) (i) the Borrower hereby represents and warrants that it is duly authorized to execute and perform its obligations under this Agreement and that such execution is not prohibited by law, and (ii) the Borrower consents to the appointment of WFB as successor Administrative Agent under the Credit Agreement; and

(c) the Successor Agent hereby represents and warrants that the Lenders executing the Third Amendment, in the aggregate, constitute the Required Lenders and such Required Lenders and the Borrower have consented in the Third Amendment to the appointment of WFB to act as the Successor Agent as set forth in this Agreement.

12. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by facsimile or as an attachment to an electronic mail message in .pdf, .jpeg, .TIFF or similar electronic format shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement and any other Loan Document to be signed in connection with this Agreement, the other Loan Documents and the transactions contemplated hereby and thereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require Agent to accept electronic signatures in any form or format without its prior written consent. Each of the parties represents and warrants to the other parties that it has the corporate capacity and authority to execute this Agreement through electronic means and there are no restrictions for doing so in that party’s constitutive documents.

13. Effectiveness. This Agreement shall become effective as of the date hereof upon the satisfaction of the following: (i) the duly authorized execution of this Agreement and the Third Amendment by each party hereto and thereto, as applicable, (ii) receipt by Resigning Agent of written confirmation from Successor Agent (which confirmation may be in the form of an e-mail) that (x) each condition to the effectiveness of the Third Amendment other than the effectiveness of this Agreement has been satisfied or waived in accordance with the terms of the Third Amendment and (y) the Third Amendment shall become effective immediately following the effectiveness of this Agreement, and (iii) the payment by the Borrower of any invoices provided by the Resigning Agent (including any reasonable fees, expenses and disbursements of counsel to the Resigning Agent) prior to the date hereof. Until this Agreement shall become effective pursuant to the previous sentence, the Credit Agreement and all agreements, commitments, covenants, representations, warranties, rights, duties and obligations of each party thereto set forth therein shall remain in full force and effect, and the Resigning Agent shall remain as Administrative Agent under the Credit Agreement and the other Loan Documents.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first written above.

DEUTSCHE BANK AG NEW YORK BRANCH, as Resigning Agent

By:	/s/ Murray Mackinnon
Name:	Murray Mackinnon
Title:	Director

By:	/s/ Vishal M. Mahadkar
Name:	Vishal M. Mahadkar
Title:	Vice President

[Signature Page to Successor Agency Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Successor Agent

By:	/s/ Tim Favinger
Name:	Tim Favinger
Title:	Director

[Signature Page to Successor Agency Agreement]

CHOICE HOTELS INTERNATIONAL, INC.

By:	/s/ Dominic E. Dragisich
Name:	Dominic E. Dragisich
Title:	Chief Financial Officer

[Signature Page to Successor Agency Agreement]